SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 14, 2005

                            REWARD ENTERPRISES, INC.
               (Exact Name of Registrant as Specified in Charter)

         NEVADA                        000-27259                 98-0203927
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


2033 MAIN STREET, SUITE 500, SARASOTA, FL                           34237
 (Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including area code:           (941) 928-7394

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On November 23, 2004, Reward Enterprises, Inc. closed a share exchange agreement to acquire all of the outstanding shares of common stock of Consumers Choice Financial Services, Inc., a Nevada corporation, in exchange for the issuance of 380,000,000 shares of Reward Enterprises, Inc. common stock to the current shareholders of Consumers Choice Financial Services, Inc. As a result of the transaction, Earl Ingarfield resigned as an officer and director of Reward, after appointing Jeff Fisher, as the Company's sole director.

      The Company anticipates filings the financial statements required as a result of the consummation of the share exchange agreement by March 15, 2005.

      The merger was announced in a press release dated November 23, 2004, released on November 24, 2004.


EXHIBIT         DESCRIPTION                             LOCATION
-------         -----------                             --------

   99.1         Share Exchange Agreement                Provided herewith

   99.2         Press Release                           Provided herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 15, 2005                       REWARD ENTERPRISES, INC.


                                              By: /s/ Jeff Fisher

                                                  Name:  Jeff Fisher
                                                  Title: Chairman, President